EXHIBIT 99.1

DaimlerChrysler
Off-Highway Holding GmbH

Stewart & Stevenson Services, Inc.

Mr. Don Kyle

2707 North Loop West

P.O. Box 1637

Houston, TX 77008

USA

December 10, 2004

Extension Letter valid as of January 1, 2005

Gentlemen,

As you are aware, your DaimlerChrysler Off-Highway Holding GmbH Distributor Agreement will expire by December 31, 2004.

DaimlerChrysler Off-Highway Holding GmbH hereby offers to extend the Agreement from January 1, 2005 to December 31, 2007 as existing.

If this is agreeable to you, kindly sign the attached copy of this letter and return them to Sigrid Dolan, S3, by January 31, 2005.

We are looking forward to a continuation of our good working relationship.

DaimlerChrysler Off-Highway Holding GmbH

/s/ Knut Mueller	/s/ Ulrich Kemnitz
Knut Mueller	Ulrich Kemnitz

Accepted:

Stewart & Stevenson Services, Inc.
(Distributor’s Name)

		Signature:	/s/ D. K. Kyle
		Name:	Don K. Kyle
		Title:	Vice President
		Date:	December 24, 2004

DaimlerChrysler Off-Highway Holding GmbH, Sitz / Domicile: Friedrichshafen	DaimlerChrysler Off-Highway Holding GmbH
Handelsregister / Register Court: Tettnang Nr. / No. 2053	Maybachplatz 1
Geschäftsführung/Board of Management: Dipl.-Ing. Volker Hauer, Vorsitzender / President and CEO	88045 Friedrichshafen/Germany Telefon/Phone +49-(0)75 41 90-0
Dipl.-Ing. (FH) Peter Grosch, Dipl.-Kfm. Werner Speckner, Dr.-Ing. Gerd-Michael Wolters	Telefax/Fax +49-(0)75 41 90-50 00 www.off-highway.daimlerchrysler.com

Eln Untemehmen der DaimlerChrysler AG/A Company of the DaimlerChrysler Group